EX-99A


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (the "AGREEMENT") is made this 17th day of June, 2004, by and among Email Real Estate.com, Inc., a Colorado corporation having its principal place of business at 21 Wilcox Street, #C, Castle Rock, CO 80104 ("EMLR"), EMLR Acquisition Corp., a Delaware corporation having its principal place of business at 21 Wilcox Street, #C, Castle Rock, CO 80104 ("EMLR ACQUISITION") and Hudson Health Sciences, Inc., a Delaware corporation having its principal place of business at 400 Oyster Point Boulevard, Suite 215, South San Francisco, CA 94080 ("HUDSON").

         WHEREAS, Hudson is authorized to issue 15,000,000 shares of its common stock, par value $.01 per share ("HUDSON COMMON Stock"), of which 6,179,829 shares ("ISSUED HUDSON SHARES") are issued and outstanding; and

         WHEREAS, immediately upon execution of this Agreement, Hudson intends to offer in a private placement up to 3,700,000 shares of its newly designated Series A Convertible Preferred Stock, par value $.01 per share (the "HUDSON SERIES A SHARES");

         WHEREAS, the outstanding capitalization of Hudson is as set forth on SCHEDULE A annexed hereto; and

         WHEREAS, EMLR is authorized to issue 100,000,000 shares of common stock, par value $.001 per share (the "EMLR COMMON STOCK") of which 24,996,000 shares are issued and outstanding (the "ISSUED EMLR SHARES"); the outstanding shares of EMLR Common Stock are referred to herein as the "EMLR SHARES"; and

         WHEREAS, EMLR Acquisition Corp. is a wholly owned subsidiary of EMLR and is authorized to issue 1,000 shares of common stock, par value $.001 (referred to as the "EMLR ACQUISITION SHARES"), all of which are issued and outstanding and owned by EMLR; and

         WHEREAS, the respective Boards of Directors of EMLR, EMLR Acquisition and Hudson (the "COMPANIES") deem it advisable and in the best interests of the Companies, and their respective shareholders, that EMLR Acquisition be merged with and into Hudson under the terms and conditions hereinafter set forth (the "MERGER"), the Merger to be effected pursuant to the Delaware General
Corporation Law and the Merger to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the parties hereto do mutually agree as follows:

VOTES ON MERGER AND RELATED MATTERS. EMLR ACQUISITION AND HUDSON (THE "CONSTITUENT CORPORATIONS") SHALL EACH, AS SOON AS PRACTICABLE BUT PRIOR TO CLOSING (AS DEFINED BELOW) (I) CAUSE A SPECIAL MEETING OF ITS STOCKHOLDERS TO BE CALLED TO CONSIDER AND VOTE UPON THE MERGER ON THE TERMS AND CONDITIONS HEREINAFTER SET FORTH, OR (II) OBTAIN WRITTEN CONSENT OF SUCH STOCKHOLDERS, AS APPLICABLE, AS IS NECESSARY TO APPROVE THE MERGER. IF THE MERGER IS APPROVED IN ACCORDANCE WITH APPLICABLE LAW, SUBJECT TO THE FURTHER CONDITIONS AND

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PROVISIONS  OF THIS  AGREEMENT,  A  CLOSING  OF THE  MERGER  SHALL BE HELD  (THE
"CLOSING") AND A CERTIFICATE OF MERGER (THE "CERTIFICATE OF MERGER"), AND ALL OTHER DOCUMENTS OR INSTRUMENTS DEEMED NECESSARY OR APPROPRIATE BY THE PARTIES HERETO TO EFFECT THE MERGER, SHALL BE EXECUTED AND FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE AS PROMPTLY AS POSSIBLE THEREAFTER. THE CERTIFICATE OF MERGER SO FILED SHALL BE SUBSTANTIALLY IN THE FORM OF EXHIBIT A ANNEXED HERETO, WITH SUCH CHANGES THEREIN AS THE BOARD OF DIRECTORS OF EACH OF EMLR ACQUISITION AND HUDSON SHALL MUTUALLY APPROVE. THE DATE OF THE FILING OF THE CERTIFICATE OF MERGER WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE SHALL BE REFERRED TO HEREIN AS THE "EFFECTIVE DATE," AND THE TIME OF SUCH FILING SHALL BE REFERRED TO AS THE "EFFECTIVE TIME."

REPRESENTATIONS, WARRANTIES AND COVENANTS OF HUDSON. HUDSON REPRESENTS, WARRANTS AND COVENANTS AS FOLLOWS, EXCEPT TO THE EXTENT SET FORTH ON THE CORRESPONDING SECTIONS OF THE SCHEDULE OF EXCEPTIONS ATTACHED HERETO AS SCHEDULE B AND MADE A PART HEREOF (THE "HUDSON SCHEDULE OF EXCEPTIONS"):

ORGANIZATION; CAPITALIZATION. Hudson is, and on the Effective Date will be, a duly organized and a validly existing corporation in good standing under the laws of its state of formation. There are issued and outstanding, and on the Effective Date there will be issued and outstanding, only the Issued Hudson Shares, all of which are, and on the Effective Date will be, duly authorized and validly issued. There are, and on the Effective Date there will be, no outstanding rights, options or warrants to purchase any equity interest in Hudson, and there will be no other or any other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for equity of Hudson. No person has any right of first refusal, right of participation, or any similar right with respect to disposition of the Issued Hudson Shares.

AUTHORITY. Hudson has, and on the Effective Date will have, full power and authority to enter into this Agreement and, subject to any third party approval in accordance with the laws of the State of Delaware, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Hudson and, prior to the Closing, by all stockholders of Hudson whose consent is required under applicable law.

BINDING AGREEMENT. This Agreement has been duly executed and delivered by Hudson and constitutes the legal, valid and binding obligation of Hudson, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

NO CONFLICTS. The execution and delivery by Hudson of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Hudson will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Hudson is now a party or by which it or any of its assets or properties are bound; (ii) Hudson's certificate of incorporation and bylaws, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government,



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governmental  instrumentality or court, domestic or foreign, having jurisdiction over Hudson or any of its business or properties wherein such breach could have a material adverse effect on Hudson or any of its business or properties.

SUBSIDIARIES. Hudson does not have, and on the Effective Date will not have, any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

FOREIGN QUALIFICATIONS. Hudson is, and on the Effective Date will be, qualified or licensed as a foreign corporation in all jurisdictions where its business or ownership of assets so requires, except where the failure to be qualified or licensed would not be reasonably expected to have a material adverse effect on the business of Hudson. A list of all such jurisdictions where Hudson is qualified or licensed as a foreign corporation is attached hereto as Schedule
2.6. The business of Hudson does not require it to be registered as an investment company or investment adviser, as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

FINANCIAL STATEMENTS. Hudson has furnished EMLR with a true and complete copy of
(i) the audited balance sheets of Hudson as of December 31, 2002 and December 31, 2003, and the related audited statements of income and statements of cash flow of Hudson for the fiscal years ended December 31, 2002 and December 31, 2003 (the "FINANCIAL STATEMENTS"). The Financial Statements fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of Hudson, at the dates and for the respective periods to which they apply. All such Financial Statements have been audited by J.H. Cohn LLP and are accompanied by their audit report and were prepared in conformity with United States generally accepted accounting principles consistently applied throughout the periods involved ("GAAP"), and have been adjusted for all normal and recurring accruals.

NO ADVERSE EVENTS. Since December 31, 2003:

                  (i) there has not been any material adverse change in the financial position or condition of Hudson, its liabilities, assets or any damage, loss or other change in circumstances materially affecting Hudson, its business or assets or Hudson' right to carry on its business, other than changes in the ordinary course of business or due to general economic, industry or political conditions;

                  (ii) Hudson has not entered into any transaction other than transactions in the ordinary course of business consistent with past practice;

                  (iii) there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any asset or property of Hudson that was not in the ordinary course of business consistent with past practice;

                  (iv) there has been (x) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any stockholder of Hudson in respect of its stock, whether in cash or property, and (y) no purchase or redemption of any share of the capital stock of Hudson;

                  (v) there has been no declaration, payment, or commitment for the payment,


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by Hudson, of a bonus or other additional  salary,  compensation,  or benefit to any employee of Hudson;

                  (vi)  there  has  been  no  release,  compromise,   waiver  or
cancellation of any debt to or claim by Hudson, or waiver of any right of Hudson;

                  (vii) there have been no capital expenditures by Hudson in excess of $50,000 for any single item, or $100,000 in the aggregate;

                  (viii) there has been no change in accounting methods or practices or revaluation of any asset of Hudson;

                  (ix) there has been no material damage or destruction to, or loss of, physical property (whether or not covered by insurance) adversely affecting the business or the operations of Hudson;

                  (x) there has been no loan by Hudson, or guaranty by Hudson of any loan, to any employee of Hudson;

                  (xi) Hudson has not ceased to transact business with any customer, or received notice that any customer intends to cease transacting business with Hudson, that, as of the date of such cessation or notice, represented more than 5% of the annual gross revenues of Hudson for the fiscal year ended December 31, 2003;

                  (xii) there has been no termination or resignation of any key employee or officer of Hudson, and to the knowledge of Hudson, no such termination or resignation is threatened;

                  (xiii) there has been no amendment or termination of any material oral or written contract, agreement or license to which Hudson is or was a party or by which Hudson is or was bound, except in the ordinary course of business or as expressly contemplated hereby;

                  (xiv) Hudson has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business;

                  (xv) there has been no agreement or commitment by Hudson to do any of the foregoing; and

                  (xvi) there has been no other event or condition of any character that has had, or could reasonably be expected to have, a material adverse effect on the properties, business, operations, financial condition, assets or prospects of Hudson.

ORDINARY COURSE OF BUSINESS. Except for transactions occurring in the ordinary course of business, there has not been, and on the Effective Date there will not have been, any transactions involving Hudson since December 31, 2003 in an amount in excess of $100,000.

LIABILITIES; CLAIMS. There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against Hudson (whether such liabilities or claims are


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

contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Financial Statements, other than (i) liabilities incurred in the ordinary course of business since December 31, 2003, (ii) taxes accrued on earnings since December 31, 2003 which are not yet due or payable or (iii) other liabilities which do not exceed $100,000 in the aggregate.

TAX RETURNS. All federal, state, county and local income, excise, property and other tax returns required to be filed by Hudson are true and correct in all material respects and have been timely filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the Financial Statements. The federal income tax returns and state and foreign income tax returns of Hudson have not been audited by the Internal Revenue Service ("IRS") or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to Hudson or any of its operations or businesses. There are no pending, or to the knowledge of Hudson, threatened, tax claims or assessments, and there are no pending, or to the knowledge of Hudson, threatened, tax examinations by any taxing authorities. Hudson has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of Hudson for any year.

TITLE TO ASSETS. Except as provided for in the Financial Statements, Hudson, has, and on the Effective Date will have, good and marketable title to all of its furniture, fixtures, equipment, inventory and other assets owned by Hudson, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature. Hudson was, on the date of the most recent Financial Statement, the owner of its inventory as set forth in such Financial Statement and has good and marketable title thereto.

ACCOUNTS RECEIVABLE. The accounts receivable as set forth in the Financial Statements represent amounts due for goods sold or services rendered by Hudson in the ordinary course of business and, except as reserved for in the Financial Statements, Hudson believes are collectable in the ordinary course of business, without any claims by the obligor for set-off, deductions or counterclaims.

MATERIAL CONTRACTS. A copy (or summary, if oral) of all agreements, contracts, letters of intent, arrangements, understandings and commitments, whether written or oral, to which Hudson is or on the Effective Date will be, a party, or from which Hudson will receive substantial benefits and which are material to Hudson (collectively, "HUDSON CONTRACTS"), have been delivered to EMLR or its counsel and are listed hereto on Schedule 2.14. Any Hudson Contracts entered into between the date hereof and the Effective Date will be delivered to EMLR or its counsel prior to Closing. The validity and enforceability of, and rights of Hudson contained in, each such Hudson Contract shall not be adversely effected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof. Hudson is not, and on the Effective Date will not be, in material default under any Hudson Contract.

LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to Hudson's knowledge, threatened, directly or indirectly involving Hudson or its officer, directors, employees or affiliates, individually or in the aggregate, in which an unfavorable determination could result in suspension or termination of Hudson's business or

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authority to conduct such  business in any  jurisdiction  or could result in the payment by Hudson of more than $25,000, or challenging the validity or propriety of the transactions contemplated by this Agreement. Hudson is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Hudson.

CERTAIN TRANSACTIONS. Since December 31, 2003 there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation to any of the officers or directors of Hudson, (ii) no loans made to or any other transactions with any of the officers or directors of Hudson or their families or affiliates and (iii) no dividends or other distributions declared or paid by Hudson.

INSURANCE. Hudson has, and on the Effective Date will have, maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to Hudson, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, product liability, officers and directors and public liability, have been made available to EMLR. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid, and Hudson has not received any notice of cancellation of any such policies.

INTELLECTUAL PROPERTY.

Set forth on Schedule 2.18 is a true and complete list of all material proprietary technology, patents, trademarks, trade names, service marks and registered copyrights (and all pending applications or current registrations for any of the foregoing), and all licenses granted to Hudson by third parties of patent rights, trademark rights, trade name rights and service mark rights, used by Hudson in the conduct of its business (together with trade secrets and know how used in the conduct of their business, the "HUDSON INTELLECTUAL PROPERTY RIGHTS"). Hudson owns, or has validly licensed or otherwise has the right to use or exploit, as currently used or exploited, and as contemplated to be used and exploited in the future, all of the Hudson Intellectual Property Rights, free of any lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending or threatened against Hudson that Hudson is infringing or otherwise violating the rights of any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture, government entity or other entity (a "PERSON") with regard to any Hudson Intellectual Property Right or that any Hudson Intellectual Property Right is invalid or unenforceable. No Person is infringing the rights of Hudson with respect to any Hudson Intellectual Property Right nor, to the knowledge of Hudson, has any Person threatened to do so. Neither Hudson, nor any of its employees, agents or independent contractors, in connection with the performance of such Person's services with Hudson, as the case may be, has used, appropriated or disclosed, directly or indirectly, any trade secret or other proprietary or confidential information of any other Person without the right to do so, or otherwise violated any confidential relationship with any other
Person, other than such actions that were not, or would not reasonably be expected to be, materially adverse to the business of Hudson.



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Except as set forth on the Hudson Schedule of Exceptions:

                  (i) All former and current consultants or contractors of Hudson have executed and delivered written instruments with Hudson, that assign to Hudson all rights to any inventions, improvements, discoveries or information developed by them for or on behalf of Hudson. All employees of Hudson who participated in the creation or contributed to the development of the Hudson Intellectual Property Rights were employees of Hudson at the time of rendering such services, such services were within the scope of their employment and such employees have validly assigned all rights to the Hudson Intellectual Property Rights to Hudson; and

                  (ii) Hudson has taken all such security measures as it has determined are commercially reasonable and appropriate, including entering into appropriate confidentiality and nondisclosure agreements with all of their employees, consultants and contractors, and any other persons with access to the Hudson Intellectual Property Rights, trade secrets or know how of Hudson, to protect the secrecy, confidentiality and value of all such Hudson Intellectual Property Rights, trade secrets or know how and there has not been any breach by Hudson, nor, to the knowledge of Hudson, any other party to any such related agreements, other than such that could not reasonably be expected to cause a material adverse effect to Hudson.

COMPLIANCE WITH LAWS. Hudson has, and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business or property.

RELATED PARTY CONTRACTS. There are, and on the Effective Date there will be, no loans, leases, agreements, arrangements understandings or Hudson Contracts outstanding between Hudson and any of its officers, directors or affiliates or any person related to or affiliated with any such officers or directors.

OFFICER AND DIRECTOR INFORMATION. During the past ten year period neither Hudson, nor, to its knowledge, any of its officers or directors, nor any person intended upon consummation of the Merger to be nominated by Hudson to become an officer or director of EMLR or any successor entity or subsidiary, has been the subject of:

a petition under the federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of Hudson or such person, or any partnership in which Hudson or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which Hudson or any such person was an executive officer at or within two years before the time of such filing;

a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);



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any order, judgment or decree, not subsequently reversed,  suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining Hudson or any such person from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or the Securities and Exchange Commission (the "COMMISSION") or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other securities laws or commodities laws;

any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of Hudson or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated. All items described in clauses (a) through (f) above are collectively referred to herein as "ADVERSE EVENTS."

BENEFIT PLANS. Hudson does not have any pension plan, profit sharing or similar employee benefit plan.

CONSENTS AND APPROVALS. Except for the consent and approval of the stockholders of Hudson and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority (any of the foregoing, a "CONSENT") are necessary in connection with the execution and delivery by Hudson of this Agreement and the consummation by Hudson of the Merger and all other transactions contemplated hereby.

FINDER'S FEES. Hudson knows of no person who rendered any service in connection with the introduction of the Companies to any of the other Companies for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

EMPLOYEE MATTERS. No employees of Hudson are on strike or, to the best of Hudson's knowledge, threatening any strike or work stoppage. Hudson does not have any obligations


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under  any  collective  bargaining  or labor  union  agreements,  nor is  Hudson involved  in  any  material  controversy  with  any  of  its  employees  or  any
organization   representing   any  of  its   employees.   Hudson   believes  its
relationships with its employees are good.

DISCLOSURE. To the knowledge of Hudson, none of the information supplied or to be supplied by or about Hudson herein or for inclusion or incorporation by reference in any information to be supplied to holders of EMLR Shares concerning the Merger contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  2.27 ACTIONS PRIOR TO CLOSING. Except as otherwise contemplated by this Agreement, from the date hereof through the Closing, Hudson shall not, other than in the ordinary course of business, consistent with past practice, without the prior written consent of EMLR:

sell, lease, assign, transfer or otherwise dispose of any material assets;

agree to assume or assume, guarantee, endorse or otherwise in any way be, or become responsible or, liable for, directly or indirectly, any material contingent obligation;

participate or engage in any discussions or negotiations with any Person regarding, or enter into any transaction concerning, a merger, stock exchange or consolidation, other than with the other parties hereto, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, assets or capital stock or securities convertible into equity, or make any material change in its present method of conducting business;

                           (d)  make  any  amendment  to  its   certificate   of
incorporation or bylaws;

                           (e) enter into or amend any employment  agreements or
increase the salary or bonus of any existing employee or with any person to become an officer of Hudson;

                           (f)  create,  incur,  assume or suffer to exist,  any
mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property, assets, income or profits, whether now owned or hereafter acquired;

                           (g)   declare   or   authorize   any   dividends   or
distributions on any shares of its capital stock; or

                           (h) make any commitment,  agreement or  understanding
with respect to any of the foregoing.

                  2.28 CHARTER DOCUMENTS. The charter documents of Hudson have not been altered since its incorporation, except as filed in the record books of Hudson or with the Secretary of State of the State of Delaware and, in either case, have all been delivered to EMLR.

                  2.29 CORPORATE MINUTE BOOKS. The corporate minute books of Hudson are complete and correct and the minutes and consents contained therein accurately reflect actions taken at a duly called and held meeting or by sufficient consent without a meeting. All actions by Hudson which required director or shareholder approval are reflected on the corporate minute books of Hudson. Hudson is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter documents) or by-laws.

                  2.30 TRADING WITH THE ENEMY ACT; PATRIOT ACT. No sale of Hudson's securities nor Hudson's use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, Hudson (a) is not a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (b) does not engage in any dealings or transactions, or is otherwise associated, with any such person. Hudson is in compliance with the USA Patriot Act of 2001 (signed into law October 26, 2001).

REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING EMLR ACQUISITION. EMLR AND EMLR ACQUISITION EACH JOINTLY AND SEVERALLY REPRESENTS, WARRANTS AND COVENANTS AS FOLLOWS WITH RESPECT TO EMLR ACQUISITION:

ORGANIZATION; CAPITALIZATION. EMLR Acquisition is, and on the Effective Date will be, a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the EMLR Acquisition Shares. On the Effective Date there will be issued and outstanding all of the EMLR Acquisition Shares, which shall be fully paid and nonassessable and all of which shall be owned solely by EMLR. There are no, and on the Effective Date there will be no, issued or outstanding options or warrants to purchase EMLR Acquisition Shares or any issued or outstanding securities of any nature convertible into EMLR Acquisition Shares, or any agreements or understandings to issue any EMLR Acquisition Shares, options or warrants.

AUTHORITY. EMLR Acquisition has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of EMLR Acquisition.

                  3.3 BINDING  AGREEMENT.  This Agreement has been duly executed and delivered by EMLR Acquisition and constitutes the legal, valid and binding obligation of EMLR Acquisition, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.4 NO BUSINESS ACTIVITY; FINANCIAL CONDITION. EMLR Acquisition has been organized solely for the purpose of consummating the Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement. EMLR Acquisition has, and on the Effective Date will have, no contracts or commitments to which it is, or on the Effective Date will be, a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger. Except for (i) the incurring of expenses of its organization, (ii) the issuance of the EMLR Acquisition Shares to EMLR, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement and (iv) the consummation of the Merger, EMLR Acquisition has had, and on the Effective Date will have had, no financial or other transactions of any nature whatsoever.

                  3.5 ISSUANCE OF SECURITIES. Since its inception, EMLR Acquisition has not issued or committed itself to issue, and to the Effective Date will not issue or commit to issue, any EMLR Acquisition Shares or any options, rights, warrants, or other securities convertible into EMLR Acquisition Shares, except for the issuance of the EMLR Acquisition Shares to EMLR.

                  3.6 CONSENTS AND APPROVALS. Except for the consent and approval of the Board of Directors and the sole shareholder of EMLR Acquisition, and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by EMLR Acquisition of this Agreement and (ii) the consummation by EMLR Acquisition of the Merger and the other transactions contemplated hereby.

                  3.7 NO CONFLICTS. The execution and delivery by EMLR Acquisition of this Agreement, the consummation and performance by it of the transactions herein contemplated, and compliance with the terms of this Agreement by EMLR Acquisition, will not conflict with, result in a breach of or constitute or give rise to a default under, any indenture, mortgage, deed of trust or other agreement, instrument or contract to which EMLR Acquisition is now a party or by which it or any of its assets or properties are bound or its certificate of incorporation or the bylaws of EMLR Acquisition, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over EMLR Acquisition or any of its businesses or properties.

                   3.8 SUBSIDIARIES. EMLR Acquisition has, and on the Effective Date will have, no subsidiaries, nor does it own any direct or indirect interest in any other business entity.

                   3.9 LIABILITIES. EMLR Acquisition has, and on the Effective Date will have, no liabilities (including, but not limited to, tax liabilities) nor are there, or on the Effective Date will there be, any claims against EMLR Acquisition (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger and the consummation of the transactions contemplated by this Agreement.

                   3.10 ASSETS. EMLR Acquisition has, and on the Effective Date will have, no fixtures, furniture, equipment, inventory, accounts receivable or other assets other than its interest in this Agreement.

                   3.11 LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against EMLR Acquisition, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to EMLR Acquisition's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against EMLR Acquisition. EMLR Acquisition is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of EMLR Acquisition.

                   3.12 EMPLOYEE MATTERS; RELATED PARTY TRANSACTIONS. Since the inception of EMLR Acquisition there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of EMLR Acquisition; (ii) no loans made to or any transactions with, any officer or director of EMLR Acquisition; (iii) no dividends or other distributions declared or paid by EMLR Acquisition; and (iv) no purchase by EMLR Acquisition of any EMLR Acquisition Shares.

                   3.13 INTELLECTUAL PROPERTY. EMLR Acquisition has no patents, patent applications, trademarks, trademark registrations, tradenames, copyrights, copyright registrations or applications therefor or any other intellectual property.

                   3.14 COMPLIANCE WITH LAWS. Since its inception, EMLR Acquisition has, and on the Effective Date will have, in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations.

                   3.15 OFFICER AND DIRECTOR INFORMATION. During the past ten year period, no officer or director of EMLR Acquisition has been the subject of any Adverse Event.

                   3.16 BENEFIT PLANS. EMLR Acquisition has no pension plan, profit sharing or similar employee benefit plan.

                   3.17 FINDER'S FEES. EMLR Acquisition knows of no person who rendered any service in connection with the introduction of the Companies to any of the other Companies for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                  3.18  CHARTER   DOCUMENTS.   The  charter  documents  of  EMLR
Acquisition have not been altered since its incorporation.

                  3.19 CORPORATE MINUTE BOOKS. The corporate minute books of EMLR Acquisition are complete and correct and the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by appropriate consent without a meeting. All actions by EMLR Acquisition which require director or stockholder approval, including, but not limited to those required in connection with the Merger and the other transactions contemplated by this Agreement, are reflected on the corporate minute books of EMLR Acquisition. EMLR Acquisition is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter documents) or by-laws.

REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF EMLR.  EMLR HEREBY  REPRESENTS,
WARRANTS AND COVENANTS AS FOLLOWS, EXCEPT TO THE EXTENT SET FORTH ON THE CORRESPONDING SECTIONS OF THE SCHEDULE OF EXCEPTIONS ATTACHED HERETO AS SCHEDULE C AND MADE A PART HEREOF ("EMLR SCHEDULE OF EXCEPTIONS"):

ORGANIZATION; CAPITALIZATION. EMLR is a duly organized and validly existing corporation in good standing under the laws of the State of Colorado, authorized to issue an aggregate of 100,000,000 shares of EMLR Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, none of which are issued or outstanding. On the Effective Date, there will be issued and outstanding 24,996,000 shares of EMLR Common Stock, all of which will be validly issued, fully paid and nonassessable. Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire EMLR Shares or any issued or outstanding securities of any nature convertible into EMLR Shares. There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding which restricts, limits or otherwise affects the right to vote any EMLR Shares.

BINDING AGREEMENT. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of EMLR. This Agreement has been duly executed and delivered by EMLR and constitutes the legal, valid and binding obligation of EMLR enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.3 AUTHORITY. EMLR has, and on the Effective Date will have, full power and authority to enter into this Agreement and, subject to any third party approval in accordance with the laws of the State of Colorado, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of EMLR.

                  4.4 NO  CONFLICTS.  The execution and delivery by EMLR of this
Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by EMLR will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which EMLR is now a party or by which it or any of its assets or properties are bound; (ii) EMLR's certificate of incorporation and bylaws, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over EMLR or any of its business or properties wherein such breach could have a material adverse effect on EMLR or any of its business or properties.

                  4.5 RECENT BUSINESS OPERATIONS. Except as set forth in its filings with the Commission, EMLR has not been engaged in any other business activity since at least February 28, 2003, other than the search for an acquisition or merger partner.

                  4.6 FOREIGN QUALIFICATIONS. EMLR is, and on the Effective Date will be, duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as presently conducted. The business of EMLR does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

                  4.7 SUBSIDIARIES. EMLR has, and on the Effective Date will have, no subsidiaries, except for EMLR Acquisition, nor does it own any direct or indirect interest in any other business entity.

                  4.8 FINANCIAL STATEMENTS. The financial statements of EMLR, consisting of its Balance Sheets, Statement of Operations, Statement of Stockholders' Equity and Statement of Cash Flows, all as at or for years ending February 29, 2004 and February 28, 2003, and all together with accompanying notes, if any, are complete and correct in all material respects, present fairly the financial position of EMLR, the results of operations and changes in financial position for the period covered thereby, and were prepared in accordance with GAAP, and have been adjusted for all normal and recurring accruals. All the financial statements referenced herein regarding EMLR are collectively referred to as the "EMLR FINANCIAL STATEMENTS", all of which have been delivered to Hudson and are true, correct and complete in all material respects.

                  4.9 NO ADVERSE CHANGES. There has not been, and on the Effective Date there will not have been, any material change in the financial condition of EMLR from that set forth in the EMLR Financial Statements except for (i) transactions in the ordinary course of business and (ii) transactions, including but not limited to the incurring of expenses and liabilities, relating to this Agreement.

                  4.10 LIABILITIES. There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against EMLR (whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued and matured or unmatured) not appearing on the EMLR Financial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated hereby and (ii) liabilities and commitments incurred or made in the ordinary course of EMLR's business or taxes incurred on earnings since February 29, 2004.

                  4.11 TAX RETURNS. All federal, state, county and local income, excise, property or other tax returns required to be filed by EMLR have been timely filed and all required taxes, fees and assessments have been paid or an adequate reserve therefor has been provided for in the EMLR Financial Statements. The federal income tax returns and state and foreign income tax returns of EMLR have not been audited by the IRS or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to EMLR or any of its operations or businesses. There are no pending, or to the knowledge of EMLR threatened, tax claims or assessments, and there are no pending, or to the knowledge of EMLR threatened, tax examinations by any taxing authorities. EMLR has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of EMLR for any year.

                  4.12 ASSETS. Except as set forth in the SEC Reports (as hereinafter defined), EMLR has, and on the Effective Date will have, no fixtures, furniture, equipment, inventory, accounts receivable or other assets except for no more than $100.00 in cash.

                  4.13 MATERIAL CONTRACTS. Except as set forth in the SEC Reports, EMLR has, and on the Effective Date will have, no material contracts to which it is, or on the Effective Date will be, a party.

                  4.14 NO CONFLICTS.  The execution and delivery by EMLR of this
Agreement, the consummation and performance of the transactions herein contemplated and compliance with the terms of this Agreement by EMLR will not conflict with, result in a breach of or constitute a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which EMLR is now a party or by which it or any of its assets or properties is bound; (ii) the certificate of incorporation or the bylaws of EMLR, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over EMLR or any of its business or properties.

                  4.15 LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to EMLR's knowledge threatened, against EMLR, including, but not limited to any shareholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement, and, to EMLR's best knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation against EMLR. EMLR is not a party to any order, judgment or decree.

                  4.16 CERTAIN TRANSACTIONS. There have been, and to the Effective Date there will be (i) no loans made to, or transactions with, any officer or director of EMLR and (ii) no dividends or other distributions declared or paid by EMLR.

                  4.17 INSURANCE. EMLR has not, and on the Effective Date will not have, maintained casualty and liability policies and other insurance policies with respect to its business.

                  4.18 ISSUANCES OF SECURITIES. Except as set forth in the SEC Reports, EMLR has not, except for the Issued EMLR Shares, issued or committed itself to issue, and prior to the Effective Date will not issue or commit itself to issue, any EMLR Shares or any options, rights, warrants or other securities convertible into EMLR Shares, except as contemplated by this Agreement.

                  4.19 INTELLECTUAL PROPERTY. EMLR has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor. EMLR has no knowledge of any infringements by EMLR of any third party's intellectual property.

                  4.20 COMPLIANCE WITH LAWS. EMLR has, and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have, a material adverse effect on its business or property. To the best of its knowledge, EMLR is not in violation of any federal, state or local environmental law or regulation.

                  4.21 RELATED PARTY TRANSACTIONS. On the Effective Date there will be no loans, leases, commitments, arrangements or other contracts of any kind or nature outstanding between (i) EMLR or (ii) any officer or director of EMLR, or any person related to or affiliated with any officer or director of EMLR.

                  4.22 OFFICERS AND DIRECTORS. During the past ten year period, no current officer or director of EMLR has been the subject of any Adverse Event.

                  4.23 BENEFIT PLANS. EMLR has no pension plan, profit sharing or similar employee benefit plan.

                  4.24 CONSENTS. Except for the filing of the Certificate of Merger and the filing of Commission Form 8-K, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by EMLR of this Agreement or (ii) the consummation by EMLR of the transactions contemplated hereby. EMLR has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                  4.25 FINDER'S FEES. EMLR knows of no person who rendered any service in connection with the introduction of the Companies to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                  4.26 EMPLOYEES. Except as set forth in the SEC Reports, EMLR has no employees.

                  4.27 DISCLOSURE. To the knowledge of EMLR, none of the information supplied or to be supplied by or about EMLR to Hudson concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  4.28 SEC REPORTS; FINANCIAL STATEMENTS. EMLR has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including pursuant to Section 13(a) or 15(d) thereof, since May 16, 2001 (the foregoing materials being collectively referred to herein as the "SEC REPORTS"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of EMLR included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements were prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the EMLR as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  4.29 CHARTER DOCUMENTS. The charter documents of EMLR have not been altered since incorporation, except as filed in the record books of EMLR.

                  4.30 CORPORATE MINUTE BOOKS. The corporate minute books of EMLR are complete and correct and the minutes and consents contained therein accurately reflect actions taken at a duly called and held meeting or by sufficient consent without a meeting. All actions by EMLR which required director or shareholder approval are reflected on the corporate minute books of EMLR. EMLR is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter documents) or by-laws.

REPRESENTATIONS TO SURVIVE CLOSING. ALL OF THE REPRESENTATIONS, COVENANTS AND WARRANTIES CONTAINED IN THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, ALL STATEMENTS CONTAINED IN ANY CERTIFICATE OR OTHER INSTRUMENT DELIVERED BY OR ON BEHALF OF EMLR, EMLR ACQUISITION OR HUDSON PURSUANT HERETO OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY) SHALL SURVIVE THE CLOSING FOR A PERIOD OF ONE (1) YEAR FROM THE EFFECTIVE DATE.

SURVIVING CORPORATIONS. THE SURVIVING ENTITY IN THE MERGER SHALL BE HUDSON. HUDSON' NAME, IDENTITIES, CERTIFICATE OF INCORPORATION, BYLAWS, EXISTENCE, PURPOSES, POWERS, OBJECTS, FRANCHISES, RIGHTS AND IMMUNITIES SHALL BE UNAFFECTED AND UNIMPAIRED BY THE MERGER, EXCEPT AS DESCRIBED IN THE CERTIFICATE OF MERGER.

TREATMENT OF SECURITIES OF CONSTITUENT CORPORATIONS IN THE MERGER. THE TERMS AND CONDITIONS OF THE MERGER, THE MODE OF CARRYING THE SAME INTO EFFECT, AND THE MANNER AND BASIS OF CONVERTING THE SECURITIES OF EACH OF THE CONSTITUENT CORPORATIONS ARE AS FOLLOWS:

TREATMENT OF THE ISSUED HUDSON SHARES. At the Effective Time, each Issued Hudson Share shall be converted into and exchangeable for one share of fully paid and non-assessable shares of EMLR's newly-designated Series B Convertible Preferred Stock, par value $.01 per share (the "EMLR SERIES B SHARES"). The EMLR Series B Shares shall have the terms, rights and preferences substantially as set forth on the Certificate of Designation for the EMLR Series B Shares attached hereto as Exhibit C. Each EMLR Series B Share shall be initially convertible into a number of shares of EMLR Common Stock equal to the quotient resulting from dividing (a) the product resulting from multiplying (i) the total number of shares of EMLR Common Stock outstanding on a fully-diluted basis immediately prior to the Effective Time by (ii) 6.692308, by (b) the total number of Issued Hudson Shares outstanding on a fully-diluted basis immediately prior to the Effective Time (the "EXCHANGE RATIO"), subject to adjustment for stock splits, combinations, recapitalizations and similar events.

TREATMENT OF THE HUDSON SERIES A SHARES. At the Effective Time, each Hudson Series A Share issued and outstanding shall be converted into and exchangeable for one (1) share of fully paid and non-assessable share of EMLR's newly-designated Series A Convertible Preferred Stock, par value $.01 per share (the "EMLR SERIES A SHARES"). The EMLR Series A Shares shall have the terms, rights and preferences substantially as set forth on the Certificate of Designation for the EMLR Series A Shares attached hereto as Exhibit B. Each EMLR Series A Share shall be initially convertible into a number of shares of EMLR Common Stock equal to the Exchange Ratio, subject to adjustment for stock splits, combinations, recapitalizations and similar events.

TREATMENT OF HUDSON WARRANTS. All outstanding warrants and other rights to purchase or acquire shares of Hudson Common Stock outstanding immediately prior to the Closing shall convert to the right to purchase the same number of shares of EMLR Common Stock on the same basis of conversion set forth in Section 7.1 above; provided that the exercise price per share of EMLR Common Stock under each such converted warrant or right will be equal to the quotient obtained by dividing the exercise price per share of Hudson Common Stock under each outstanding Hudson warrant or right by the applicable Exchange Ratio.

TREATMENT OF HUDSON OPTIONS. All outstanding options to purchase shares of Hudson Common Stock outstanding immediately prior to the Closing shall convert to the right to purchase the same number of shares of EMLR Common Stock on the same basis of conversion set forth in Section 7.1 above; provided that the exercise price per share of EMLR Common Stock under each such converted option will be equal to the quotient obtained by dividing the exercise price per share of Hudson Common Stock under each outstanding Hudson option or right by the applicable Exchange Ratio.

TREATMENT OF EMLR ACQUISITION SHARES. Each issued and outstanding share of common stock of EMLR Acquisition held by EMLR immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable share of common stock of Hudson.

EXISTENCE OF EMLR ACQUISITION. The separate existence and corporate organization of EMLR Acquisition, except insofar as it may be continued by statute, shall cease on Effective Date and Hudson shall become a wholly owned subsidiary of EMLR.

RIGHTS OF HOLDERS OF HUDSON SHARES. (a) On and after the Effective Time and until surrendered for exchange, each outstanding certificate that immediately prior to the Effective Time represented Issued Hudson Shares (except Dissenting Shares) shall be deemed for all purposes, to evidence ownership of and represent the number of whole EMLR Series B Shares into which such Issued Hudson Shares are convertible pursuant to Section 7.1 above. The record holder of each such outstanding certificate representing Issued Hudson Shares shall, after the Effective Date, be entitled to vote the EMLR Series B Shares into which such Issued Hudson Shares shall have been converted or are convertible on any matters on which the holders of record of the EMLR Series B Shares, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters related to such certificates of Issued Hudson Shares, EMLR may conclusively rely upon the record of stockholders maintained by EMLR containing the names and addresses of the holders of record of Issued Hudson Shares on the Effective Date.

                  (b) On and after the Effective Time and until surrendered for exchange, each outstanding certificate that immediately prior to the Effective Time represented Hudson Series A

Shares shall be deemed for all purposes, to evidence ownership of and represent the number of whole EMLR Series A Shares into which such Hudson Series A Shares are convertible pursuant to Section 7.2 above. The record holder of each such outstanding certificate representing Hudson Series A Shares shall, after the Effective Date, be entitled to vote the EMLR Series A Shares into which such Hudson Series A Shares shall have been converted or are convertible on any matters on which the holders of record of the EMLR Series A Shares, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters related to such certificates of Hudson Series A Shares, EMLR may conclusively rely upon the record of stockholders maintained by EMLR containing the names and addresses of the holders of record of Hudson Series A Shares on the Effective Date.

DISSENTING SHARES. Issued Hudson Shares held by stockholders of Hudson who have properly exercised and preserved appraisal rights with respect to those shares ("DISSENTING SHARES") in accordance with Section 262 of the Delaware General Corporation Law ("DGCL") shall not be converted into or represent a right to receive EMLR Series B Shares pursuant to Section 7.1 above, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from Hudson, as the surviving corporation, in accordance with such laws; PROVIDED, HOWEVER, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from EMLR of EMLR Series B Shares as provided in Section 7.1 above.

RIGHTS AND LIABILITIES OF SURVIVING CORPORATION IN MERGER. ON AND AFTER THE EFFECTIVE DATE, HUDSON, AS THE SURVIVING CORPORATION OF THE MERGER, SHALL SUCCEED TO AND POSSESS, WITHOUT FURTHER ACT OR DEED, ALL OF THE ESTATE, RIGHTS, PRIVILEGES, POWERS AND FRANCHISES, BOTH PUBLIC AND PRIVATE, AND ALL OF THE PROPERTY, REAL, PERSONAL, AND MIXED, OF EMLR ACQUISITION; ALL DEBTS DUE TO EMLR ACQUISITION ON WHATEVER ACCOUNT SHALL BE VESTED IN HUDSON; ALL CLAIMS, DEMANDS, PROPERTY, RIGHTS, PRIVILEGES, POWERS, FRANCHISES AND EVERY OTHER INTEREST OF EMLR ACQUISITION SHALL BE AS EFFECTIVELY THE PROPERTY OF HUDSON AS THEY WERE OF EMLR ACQUISITION; THE TITLE TO ANY REAL ESTATE BY DEED OR OTHERWISE IN EMLR ACQUISITION SHALL NOT REVERT OR BE IN ANY WAY IMPAIRED BY REASON OF THE MERGER, BUT SHALL BE VESTED IN HUDSON; ALL RIGHTS OF CREDITORS AND ALL LIENS UPON ANY PROPERTY OF EMLR ACQUISITION SHALL BE PRESERVED UNIMPAIRED, LIMITED IN LIEN TO THE PROPERTY AFFECTED BY SUCH LIEN AT THE EFFECTIVE DATE; AND ALL DEBTS, LIABILITIES AND DUTIES OF EMLR ACQUISITION SHALL THENCEFORTH ATTACH TO HUDSON AND MAY BE ENFORCED AGAINST IT TO THE SAME EXTENT AS IF SUCH DEBTS, LIABILITIES AND DUTIES HAD BEEN INCURRED OR CONTRACTED BY IT.

FURTHER ASSURANCES OF TITLE. AS AND WHEN REQUESTED BY HUDSON, OR BY ANY OF ITS SUCCESSORS OR ASSIGNS, EMLR ACQUISITION SHALL EXECUTE AND DELIVER, OR CAUSE TO BE EXECUTED AND DELIVERED, ALL SUCH DEEDS AND INSTRUMENTS AND WILL TAKE OR CAUSE TO BE TAKEN ALL SUCH FURTHER ACTION AS HUDSON MAY DEEM NECESSARY OR DESIRABLE IN ORDER TO VEST IN AND CONFIRM TO HUDSON TITLE TO AND POSSESSION OF THE PROPERTY ACQUIRED BY HUDSON BY REASON OR AS A RESULT OF THE MERGER, AND OTHERWISE TO CARRY OUT THE INTENT AND PURPOSES HEREOF, AND THE OFFICERS,

DIRECTORS OF HUDSON AND EMLR, AS APPLICABLE, ARE FULLY AUTHORIZED IN THE NAME OF HUDSON OR EMLR OR OTHERWISE TO TAKE ANY AND ALL SUCH ACTION.

CONDITIONS OF OBLIGATIONS OF EMLR ACQUISITION AND EMLR. THE OBLIGATION OF EMLR ACQUISITION AND EMLR TO CONSUMMATE THE MERGER AND OTHER TRANSACTIONS
CONTEMPLATED HEREBY IS SUBJECT TO THE FOLLOWING CONDITIONS PRIOR TO THE EFFECTIVE DATE:

COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. Hudson shall be in compliance with its representations, warranties and covenants contained herein in all material respects, and EMLR Acquisition and EMLR each shall receive from Hudson certificates to such effect from the President of Hudson as of the Effective Date.

LOSSES. Hudson shall not have suffered a loss on account of fire, flood, accident or other calamity of such a character as to interfere materially with the continuous operation of its business or materially adversely affect its condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

NO MATERIAL ADVERSE CHANGE. Except as disclosed in this Agreement or in the schedules annexed hereto, no material adverse change in the aggregate shall have occurred in the financial condition, business, properties, assets, liabilities, results of operations or prospects of Hudson since December 31, 2003.

DISPOSITION OF ASSETS. None of the properties or assets of Hudson shall have been sold or otherwise disposed of other than in the ordinary course of business in accordance with past practice during such period, except with the prior written consent of EMLR.

CONDITIONS. Hudson shall have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with.

FILINGS AND APPROVALS. All applicable filings and regulatory approvals required to be made or obtained by Hudson shall have been made or obtained.

OTHER APPROVALS. This Agreement and the transactions contemplated hereby shall have been approved by appropriate action of the Board of Directors and stockholders, as required, of Hudson and resolutions to that effect shall have been delivered to EMLR. Hudson shall have obtained all consents required to be obtained.

COMPLIANCE WITH SECURITIES LAWS. There shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Merger.

OPINION OF COUNSEL. EMLR shall have received an opinion from counsel to Hudson in form and substance reasonably satisfactory to EMLR.

PRIVATE PLACEMENT. That certain private placement of Hudson Series A Shares providing minimum aggregate gross proceeds to Hudson of $7,014,000 shall have been consummated (the "PRIVATE PLACEMENT").

VOTING AGREEMENT. R&R Biotech Partners, LLC shall have executed and delivered a voting agreement, agreeing to vote all Issued EMLR Shares beneficially owned by it in favor of the transactions contemplated hereby.

         Compliance with the provisions of this Section 10 shall be certified to at the Closing of the Merger by the President and Secretary of Hudson.

CONDITIONS OF OBLIGATIONS OF HUDSON. THE OBLIGATIONS OF HUDSON TO CONSUMMATE THE MERGER ARE SUBJECT TO THE FOLLOWING CONDITIONS PRIOR TO THE EFFECTIVE DATE:

COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. EMLR Acquisition and EMLR shall be in compliance with their respective representations, warranties and covenants contained herein, and Hudson shall have received from each of EMLR Acquisition and EMLR a certificate to such effect from their respective Presidents as of the Effective Date.

LOSSES. EMLR Acquisition and EMLR shall not have suffered any loss on account of fire, flood, accident or other calamity of such a character as to interfere materially with the continuous operation of their respective businesses or materially adversely affect their respective condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

NO MATERIAL TRANSACTIONS. No material transactions shall have been entered into by EMLR Acquisition or EMLR, other than transactions in the ordinary course of business, since February 29, 2004, other than as referred to in this Agreement or in connection herewith, except with the prior written consent of Hudson.

NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred in the financial condition, business, properties, assets, liabilities, results of operations or prospects of EMLR Acquisition or EMLR since February 29, 2004, other than as referred to in this Agreement.

DISPOSAL OF ASSETS; LIABILITIES. None of the properties or assets of EMLR Acquisition or EMLR shall have been sold or otherwise disposed of, other than in the ordinary course of business since February 29, 2004, except with the written consent of Hudson. Neither EMLR nor EMLR Acquisition shall have any liabilities or claims, whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued and matured or unmatured, including without limitation, amounts owed to their respective financial advisors, accountants and counsel.

COMPLIANCE WITH CONDITIONS. EMLR Acquisition and EMLR shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with.

                  11.7 FILINGS AND APPROVALS. All applicable filings required to be made and regulatory approvals, as well as any other third party approvals, required to be obtained by EMLR have been made or obtained, including the filing with the Commission and mailing to its shareholders a statement containing the information required by Rule 14f-1 under the Exchange Act. Without limiting the generality of the foregoing, EMLR shall have also filed with the Commission its quarterly report on Form 10-QSB for its quarter ended May 31, 2004, which report shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  11.8 BOARD RESIGNATIONS. EMLR shall have held a meeting of its Board of Directors at which meeting all of its directors except one (the "EMLR BOARD MEMBER") shall have resigned and the persons designated by Hudson shall have been appointed as directors of EMLR, to fill the vacancies created thereby, all subject to the consummation of the Merger. Upon such appointment, the remaining EMLR Board Member shall resign.

                  11.9  OPINION.  Hudson  shall have  received  an opinion  from
counsel  to  EMLR  Acquisition  and  EMLR  in  form  and  substance   reasonably
satisfactory to Hudson.

                  11.10 PRIVATE PLACEMENT. The Private Placement shall have been consummated.

         Compliance with the provisions of this Section 11, as well as such other reasonable certifications as Hudson shall require, including but not limited to certification of the shareholder list, bylaws and charter documents of EMLR, shall be certified to at the Closing of the Merger by the President and Secretary of EMLR.

OTHER COVENANTS.

PREPARATION OF INFORMATION STATEMENT. As promptly as practicable after the execution of this Agreement, EMLR will prepare and file with the Commission and mail to its shareholders a notice that complies with Rule 14f-1 under the Exchange Act and will prepare and use commercially reasonable efforts to file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement. EMLR and Hudson shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 12.1.

EXPENSES. Except as otherwise provided in this Agreement, all fees and expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, including, without limitation, fees, expenses and disbursements of their respective financial advisors, accountants and counsel.

TAX TREATMENT. None of EMLR, EMLR Acquisition or Hudson shall knowingly take any action that could reasonably be expected to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

REVERSE SPLIT. The parties acknowledge and agree that, following the Closing, EMLR intends to effect a reverse split of the EMLR Common Shares in order to allow for the conversion of the EMLR Series A and Series B Preferred Shares (the "REVERSE SPLIT"). The Reverse Split shall be effected at a ratio not to exceed 1-for-12. The Reverse Split may also be effected through a merger with a wholly-owned subsidiary of EMLR for purposes of completing a reincorporation under Delaware law in which each share of outstanding EMLR Common Stock is exchanged for no less than one-twelfth (1/12) of a common share of the surviving corporation in such merger.

ABANDONMENT. THIS AGREEMENT AND THE MERGER MAY BE ABANDONED BY ANY OF THE COMPANIES, ACTING BY ITS BOARD OF DIRECTORS, BY WRITTEN NOTICE TO THE OTHER PARTIES HERETO, AT ANY TIME IN THE EVENT OF THE FAILURE OF ANY CONDITION IN FAVOR OF SUCH ENTITY AS TO WHICH THE CONSUMMATION OF THE MERGER IS SUBJECT. IN THE EVENT OF ABANDONMENT OF THIS AGREEMENT, THE SAME SHALL BECOME WHOLLY VOID AND OF NO EFFECT, AND THERE SHALL BE NO FURTHER LIABILITY OR OBLIGATION
HEREUNDER ON THE PART OF ANY OF THE COMPANIES, THEIR RESPECTIVE BOARDS OF DIRECTORS OR ANY OTHER PARTY TO ANY OTHER PARTY TO THIS AGREEMENT.

CLOSING OR TERMINATION. IN THE EVENT THE CLOSING SHALL NOT TAKE PLACE DUE TO FAILURE OF ANY CONDITION REQUIRED HEREIN, THEN ANY PARTY SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT, IN WHICH EVENT NO PARTY SHALL HAVE ANY FURTHER RIGHT OR OBLIGATION AS AGAINST ANY OTHER.

DELIVERY OF CORPORATE PROCEEDINGS OF EMLR AND EMLR ACQUISITION. AT THE CLOSING, EMLR AND EMLR ACQUISITION SHALL DELIVER TO COUNSEL FOR HUDSON THE ORIGINALS OF ALL OF THE CORPORATE PROCEEDINGS OF EMLR AND EMLR ACQUISITION, RELATING TO THIS AGREEMENT AND HUDSON SHALL DELIVER TO COUNSEL FOR EMLR THE ORIGINALS OF ALL OF THE CORPORATE PROCEEDINGS OF HUDSON, DULY CERTIFIED BY THEIR RESPECTIVE SECRETARIES, RELATING TO THIS AGREEMENT.

LIMITATION OF LIABILITY. THE REPRESENTATIONS AND WARRANTIES MADE BY ANY PARTY TO THIS AGREEMENT ARE INTENDED TO BE RELIED UPON ONLY BY THE OTHER PARTIES TO THIS AGREEMENT AND BY NO OTHER PERSON. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO CONFER UPON ANY PERSON NOT A PARTY TO THIS AGREEMENT ANY THIRD PARTY BENEFICIARY RIGHTS OR ANY OTHER RIGHTS OF ANY NATURE WHATSOEVER.

            17. FURTHER INSTRUMENTS AND ACTIONS. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other party hereto in order to carry out the intent and purposes of this Agreement.

         18. GOVERNING LAW. THIS AGREEMENT IS BEING DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAWS THEREOF. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE
INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, NEW YORK FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION
CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED

HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY DELIVERING A COPY THEREOF VIA OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. IF ANY PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS HEREOF, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS ATTORNEYS FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING

         19. NOTICES. ALL NOTICES OR OTHER COMMUNICATIONS TO BE SENT BY ANY PARTY TO THIS AGREEMENT TO ANY OTHER PARTY TO THIS AGREEMENT SHALL BE SENT BY CERTIFIED MAIL, PERSONAL DELIVERY OR NATIONWIDE OVERNIGHT COURIER TO THE ADDRESSES HEREINBEFORE DESIGNATED, OR SUCH OTHER ADDRESSES AS MAY HEREAFTER BE DESIGNATED IN WRITING BY A PARTY. NOTICE SHALL BE DEEMED GIVEN AND RECEIVED ON THE DATE OF ACTUAL DELIVERY TO THE ADDRESS SPECIFIED THEREON.

         20. BINDING AGREEMENT. THIS AGREEMENT REPRESENTS THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS DESCRIBED HEREIN AND IS BINDING UPON AND SHALL INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR LEGAL REPRESENTATIVES, SUCCESSORS AND PERMITTED ASSIGNS. THIS AGREEMENT MAY NOT BE ASSIGNED AND, EXCEPT AS STATED HEREIN, MAY NOT BE ALTERED OR AMENDED EXCEPT IN A WRITING EXECUTED BY ALL OF THE PARTIES HERETO.

         21. COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS, ALL OF WHICH, WHEN TAKEN TOGETHER, SHALL CONSTITUTE THE ENTIRE AGREEMENT.

         22. SEVERABILITY. THE PROVISIONS OF THIS AGREEMENT SHALL BE SEVERABLE, SO THAT THE UNENFORCEABILITY, VALIDITY OR LEGALITY OF ANY ONE PROVISION SHALL NOT AFFECT THE ENFORCEABILITY, VALIDITY OR LEGALITY OF THE REMAINING PROVISIONS HEREOF.

         23. JOINT DRAFTING. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN DRAFTED JOINTLY BY THE PARTIES HERETO, AND NO INFERENCE OR INTERPRETATION AGAINST ANY PARTY SHALL BE MADE SOLELY BY VIRTUE OF SUCH PARTY ALLEGEDLY HAVING BEEN THE DRAFTSPERSON OF THIS AGREEMENT.

         24. RELIANCE ON CERTIFICATES. IN RENDERING ANY OPINION REFERRED TO HEREIN, COUNSEL FOR THE PARTIES HERETO MAY RELY, AS TO ANY FACTUAL MATTERS INVOLVED IN THEIR RESPECTIVE OPINIONS, ON CERTIFICATES OF PUBLIC OFFICIALS AND OF CORPORATE AND COMPANY OFFICERS, AND ON SUCH OTHER EVIDENCE AS SUCH COUNSEL MAY REASONABLY DEEM APPROPRIATE AND, AS TO THE MATTERS GOVERNED BY THE LAWS OF JURISDICTIONS OTHER THAN THE UNITED STATES OR THE STATES OF DELAWARE OR COLORADO, AN OPINION OF LOCAL COUNSEL IN SUCH OTHER JURISDICTION(S), WHICH COUNSEL SHALL BE SATISFACTORY TO THE OTHER PARTIES IN THE EXERCISE OF THEIR REASONABLE DISCRETION.

         25. PUBLIC ANNOUNCEMENTS. ALL PARTIES HERETO AGREE THAT ANY PUBLIC ANNOUNCEMENT, PRESS RELEASE OR OTHER PUBLIC DISCLOSURE OF THE SIGNING OF THIS AGREEMENT SHALL BE MADE JOINTLY AND ONLY AFTER ALL PARTIES HERETO HAVE REVIEWED AND APPROVED THE LANGUAGE AND TIMING OF SUCH DISCLOSURE.

         26. CONSENT. Whenever consent is required to be given by any party to any other party hereunder in connection with any matter contemplated hereby, such consent shall not be unreasonably withheld, delayed or conditioned.

                             SIGNATURE PAGE FOLLOWS.

         IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.


                                   EMAIL REAL ESTATE.COM, INC.,
                                   a Colorado corporation
                                   By:
                                      ------------------------------------------
                                   Name: Dan O'Meara
                                   Title: Chief Executive Officer


                                   EMLR ACQUISITION CORP.,
                                   a Delaware corporation

                                   By:
                                      ------------------------------------------
                                   Name: Dan O'Meara
                                   Title: Chief Executive Officer

                                   HUDSON HEALTH SCIENCES, INC.,
                                   a Delaware corporation

                                   By:
                                      ------------------------------------------
                                   Name: Mark J. Ahn
                                   Title: President and Chief Executive Officer

                         INDEX TO SCHEDULES AND EXHIBITS



Exhibit A:         Certificate of Merger

Exhibit B:         Form of Certificate of Designation of EMLR Series A Shares
Exhibit C:         Form of Certificate of Designation of EMLR Series B Shares

Schedule A:        Hudson Capitalization Schedule
Schedule B:        Hudson Schedule of Exceptions
Schedule C:        EMLR Schedule of Exceptions
Schedule 2.6:      Hudson Foreign Qualifications
Schedule 2.14:     Hudson Contracts
Schedule 2.18:     Hudson Intellectual Property Rights

                                                                       EXHIBIT A

                              CERTIFICATE OF MERGER
                                       OF
                             EMLR ACQUISITION CORP.
                                      INTO
                          HUDSON HEALTH SCIENCES, INC.

         Pursuant to Title 8, Section 251 of the General Corporation Law of the State of Delaware, Hudson Health Sciences, Inc. certifies:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                                          STATE OF INCORPORATION
         ----                                          ----------------------
         EMLR Acquisition Corp.                               Delaware
         Hudson Health Sciences, Inc.                         Delaware

         SECOND: That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation of the merger is Hudson Health Sciences, Inc., the name of which is hereby changed to Hana Biosciences, Inc.

         FOURTH: The certificate of incorporation and Bylaws of Hudson Health Sciences, Inc. will be the certificate of incorporation and Bylaws of the surviving corporation.

         FIFTH: The executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 400 Oyster Point Boulevard, Suite 215, South San Francisco, California 94080.

         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: This merger shall be effective at the time of filing of this Certificate of Merger with the Secretary of State of Delaware.

         The undersigned corporation has caused this certificate of merger to be signed on ________, 2004.

                                     HUDSON HEALTH SCIENCES, INC.

                                     By:
                                        ---------------------------------------
                                           Mark J. Ahn
                                           President and Chief Executive Officer

                                                                       EXHIBIT B

                           EMAIL REAL ESTATE.COM, INC.

                          CERTIFICATE OF DESIGNATION OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

                  --------------------------------------------


          EMAIL REAL ESTATE.COM, INC., a corporation organized and existing under the laws of the State of Colorado (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Articles of Incorporation, as amended and restated to date (the "ARTICLES OF INCORPORATION"), of the Corporation and in accordance with
Section 7-106-102 of the Colorado Business Corporation Act, the Board of Directors of the Corporation adopted the following resolution establishing a series of [__________________ ( )] shares of Preferred Stock of the Corporation designated as "Series A Convertible Preferred Stock":

          RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Articles of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

          1. DESIGNATION. The series of preferred stock established hereby shall be designated the "Series A Convertible Preferred Stock" (and shall be referred to herein as the "PREFERRED SHARES") and the authorized number of Preferred Shares shall be [ ].

          2. RANK. With respect to any Liquidation Event (as defined herein), the Preferred Shares shall rank prior to the Corporation's common stock, par value $.001 per share (the "COMMON STOCK"), and the Corporation's Series B Convertible Preferred Stock, par value $.01 per share (the "SERIES B SHARES," and together with the Common Stock, the "JUNIOR SECURITIES").

          3. VOTING RIGHTS. Along with the holders of the Common Stock, each holder of Preferred Shares shall have one vote on all matters submitted to the holders of Common Stock for each share of Common Stock into which such Preferred Shares would be converted if converted as of the date of such vote based on the Conversion Ratio (as herein defined) then in effect, but regardless as to whether the Preferred Shares are then convertible. In addition, without the affirmative vote of the holders (acting together as a class) of at least a majority of Preferred Shares at the time outstanding given in person or by proxy at any annual or special meeting, or, if permitted by law, in writing without a meeting, the Corporation shall not alter, change or amend the preferences or rights of the Preferred Shares.

          4. DIVIDENDS. The Preferred Shares shall not be entitled to receive a dividend and, as long as any Preferred Shares remain outstanding, no dividends shall be declared on any Junior Security without the consent in writing of holders of at least a majority of the Preferred Shares then outstanding. Subject to the foregoing sentence, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Preferred Shares at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Shares had all of the outstanding Preferred Shares been converted immediately prior to the record date for such dividend or, if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that for purposes of determining the number of shares of Common Stock into which the Preferred Shares are converted, it shall be assumed that a Recapitalization Event has been effected.

          5. LIQUIDATION RIGHT AND PREFERENCE. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION EVENT"), the holders of Preferred Shares shall be entitled to receive in cash, out of the assets of the Corporation, an amount per share for each outstanding Preferred Share equal to $[3.34] (herein, "LIQUIDATION VALUE"), before any payments shall be made or any assets distributed to the holders of any Junior Securities. If, upon any Liquidation Event, the assets of the Corporation are insufficient to pay the Liquidation Value, the holders of such Preferred Shares shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full Liquidation Value to which each holder of Preferred Shares is entitled, the holders of the Preferred Shares will not be entitled to any further participation as such in any distribution of assets of the Corporation.

          6. CONVERSION RIGHTS.

                (a) CONVERSION RATIO. The Preferred Shares shall be initially convertible into Common Stock at the rate of [MERGER EXCHANGE RATIO] shares of Common Stock per Preferred Share converted (the "CONVERSION RATIO"). The shares of Common Stock issuable upon conversion of the Preferred Shares shall be referred to herein as the "CONVERSION SHARES." The Conversion Ratio shall be subject to adjustment pursuant to SECTIONS 8(A) AND (B). For the avoidance of doubt, a Recapitalization Event shall trigger an appropriate adjustment to the Conversion Ratio under SECTION 8(A) AND (B).

                (b) OPTIONAL CONVERSION. Following the time upon which a Recapitalization Event becomes effective under all applicable provisions of the Colorado Business Corporation Act and the Corporation's Articles of Incorporation and Bylaws, the Preferred Shares may be convertible into such number of shares of Common Stock based on the Conversion Ratio then in effect. As used herein, the term "RECAPITALIZATION EVENT" means a combination of the Corporation's Common Stock on the basis of at least 1-for-[12], or a merger with a wholly-owned subsidiary of the Corporation pursuant to which each outstanding share of Common Stock is to be exchanged for no more than 1/[12] of a share of common stock of the surviving corporation in such merger.

                (c) AUTOMATIC CONVERSION. The Preferred Shares shall, automatically and without any action on the part of the holders thereof, convert into a number of fully paid and nonassessable shares of Common Stock based on the then applicable Conversion Ratio upon the earlier of (i) such time as the United States Securities and Exchange Commission has declared effective a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the resale of Conversion Shares, or (ii) the date on which the Conversion Shares relating to such Preferred Shares are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act (or any successor rule thereto), but regardless of whether the holder of any such Preferred Shares is then deemed an affiliate of the Corporation; PROVIDED, HOWEVER, in either case, that a Recapitalization Event has occurred. The Conversion Ratio shall be subject to adjustment pursuant to Sections 8(a) and (b).

                (d) OPTIONAL CONVERSION MECHANICS. In order to exercise the conversion privilege described in paragraph (b) of this Section, a holder of Preferred Shares shall (1) notify the Corporation in writing of such holder's intent to convert a specified portion of such shares (the "CONVERSION NOTICE" and the date of such notice which shall be the same or later than the date notice is given, the "CONVERSION NOTICE DATE") and (2) provide, on or prior to the Conversion Notice Date, to the Corporation at its principal office the certificate evidencing the Preferred Shares being converted, duly endorsed to the Corporation and accompanied by written notice to the Corporation that the holder elects to convert a specified portion or all of such Preferred Shares. Preferred Shares converted in accordance with paragraph (b) of this Section shall be deemed to have been converted on the day of receipt by the Corporation of the certificate representing such shares for conversion in accordance with the foregoing provisions (the "CONVERSION DATE"), and at such time the rights of the holder of such Preferred Shares other than the right to receive shares of Common Stock upon conversion of the Preferred Shares pursuant to the terms hereof, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of Common Stock issuable upon conversion. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of shares of Common Stock issuable upon conversion, computed to the nearest full share, and a certificate or certificates for the balance of Preferred Shares surrendered, if any, not so converted into Common Stock.

                (e) AUTOMATIC CONVERSION MECHANICS. The Corporation shall not be obligated to issue the shares of Common Stock issuable upon the automatic conversion of the Preferred Shares, as described in paragraph (c) of this Section, unless certificates evidencing such Preferred Shares are either delivered to the Corporation or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes agreements satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of any automatic conversion of the Preferred Shares pursuant to paragraph (c) of this Section, the holders of the Preferred Shares shall surrender the certificates representing the Preferred Shares for which such automatic conversion has occurred to the Corporation and the Corporation shall cause its transfer agent to deliver the shares of Common Stock issuable upon such conversion to the holder within three business days of the holder's delivery of the applicable Preferred Share certificate(s).

         7. PREEMPTIVE RIGHTS. Holders of Preferred Shares shall have no preemptive rights with respect to any future issuances of securities by the Corporation.

         8. OTHER TERMS OF PREFERRED SHARES.

         (f)   STOCK  SPLIT,  STOCK  DIVIDEND,  RECAPITALIZATION,  ETC.  If  the
               Corporation, at any time while any Preferred Shares are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Conversion Ratio in effect immediately prior thereto shall be adjusted so that the holder of any Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Preferred Shares been converted immediately prior to the happening of such event or the record date therefore, whichever is earlier. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         (g) NO IMPAIRMENT. Unless approved in accordance with Section 3 hereof the Corporation will not, by amendment of its Articles of Incorporation or this Certificate of Designation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of Section 8(a) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Shares against impairment.

         (h) NOTICES OF RECORD DATE. In the event that this Corporation shall propose at any time:

               (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus (for avoidance of doubt, the foregoing phrase does not include any stock split or reverse stock split which results in an automatic adjustment of the Conversion Ratio purchase to
                      Section 8(a) above);

               (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (iii) to merge with or into any other corporation (other than a merger in which the holders of the outstanding voting equity securities of the Corporation immediately prior to such merger hold more than fifty percent (50%) of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock:

                  (1) at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above; and

                  (2) in the case of the matters referred to in (ii) and (iii) above, at least ten (10) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Shares at the address for each such holder as shown on the books of this Corporation and shall be deemed given when so mailed.

                  (i) RESERVATION OF SHARES ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (j) STATUS OF CONVERTED STOCK. In the event any Preferred Shares shall be converted pursuant to Section 6 hereof, (i) the Preferred Shares so converted shall be retired and cancelled and shall not be reissued and (ii) the authorized number of Preferred Shares set forth in Section 1 hereof shall be automatically reduced by the number of Preferred Shares so converted and the number of shares of the Corporation's undesignated Preferred Stock shall be deemed increased by such number.

                  (k) LOSS, THEFT, DESTRUCTION OF PREFERRED SHARES. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of certificates representing Preferred Shares and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably  satisfactory  to the  Corporation,  or,  in  the  case  of any  such mutilation,  upon  surrender  and  cancellation  of the  Preferred  Shares,  the
Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated certificates representing Preferred Shares, new certificates representing Preferred Shares of like tenor.

         IN WITNESS WHEREOF, Email Real Estate.com, Inc. has caused this Certificate to be signed on its behalf, as of this ___ day of __________, 2004.




                                 EMAIL REAL ESTATE.COM, INC.


                                 By:
                                    -----------------------------------------
                                     Dan O'Meara
                                 Its: President and Chief Executive Officer

                                                                       EXHIBIT C

                           EMAIL REAL ESTATE.COM, INC.

                          CERTIFICATE OF DESIGNATION OF
                      SERIES B CONVERTIBLE PREFERRED STOCK

                  --------------------------------------------

          EMAIL REAL ESTATE.COM, INC., a corporation organized and existing under the laws of the State of Colorado (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Articles of Incorporation, as amended and restated to date (the "ARTICLES OF INCORPORATION"), of the Corporation and in accordance with
Section 7-106-102 of the Colorado Business Corporation Act, the Board of Directors of the Corporation adopted the following resolution establishing a series of [__________________ ( )] shares of Preferred Stock of the Corporation designated as "Series B Convertible Preferred Stock":

          RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Articles of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

          1. DESIGNATION. The series of preferred stock established hereby shall be designated the "Series B Convertible Preferred Stock" (and shall be referred to herein as the "PREFERRED SHARES") and the authorized number of Preferred Shares shall be [ ].

          2. RANK. With respect to any Liquidation Event (as defined herein), the Preferred Shares shall rank junior to the Corporation's Series A Convertible Preferred Stock, par value $.01 per share ("SERIES A PREFERRED SHARES"), but prior to the Corporation's common stock, par value $.001 per share (the "COMMON STOCK," and collectively with any other security of the Corporation ranking junior to the Preferred Shares, the "JUNIOR SECURITIES").

          3. VOTING RIGHTS. Along with the holders of the Common Stock, each holder of Preferred Shares shall have one vote on all matters submitted to the holders of Common Stock for each share of Common Stock into which such Preferred Shares would be converted if converted as of the date of such vote based on the Conversion Ratio (as herein defined) then in effect, but regardless as to whether the Preferred Shares are then convertible. In addition, without the affirmative vote of the holders (acting together as a class) of at least a majority of Preferred Shares at the time outstanding given in person or by proxy at any annual or special meeting, or, if permitted by law, in writing without a meeting, the Corporation shall not alter, change or amend the preferences or rights of the Preferred Shares.

          4. DIVIDENDS. The Preferred Shares shall not be entitled to receive a dividend and, as long as any Preferred Shares remain outstanding, no dividends shall be declared on any Junior Security without the consent in writing of holders of at least a majority of the Preferred Shares then outstanding. Subject to the foregoing sentence, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Preferred Shares at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Shares had all of the outstanding Preferred Shares been converted immediately prior to the record date for such dividend or, if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that for purposes of determining the number of shares of Common Stock into which the Preferred Shares are converted, it shall be assumed that a Recapitalization Event has been effected.

          5. LIQUIDATION RIGHT AND PREFERENCE. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION EVENT"), the holders of Preferred Shares shall be entitled to receive in cash, out of the assets of the Corporation, an amount per share for each outstanding Preferred Share equal to $3.34 (herein, "LIQUIDATION VALUE"), before any payments shall be made or any assets distributed to the holders of any Junior Securities. If, upon any Liquidation Event, the assets of the Corporation are insufficient to pay the Liquidation Value, the holders of such Preferred Shares shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full Liquidation Value to which each holder of Preferred Shares is entitled, the holders of the Preferred Shares will not be entitled to any further participation as such in any distribution of assets of the Corporation.

          6. CONVERSION.

             (a) CONVERSION RATIO. The Preferred Shares shall be initially convertible into Common Stock at the rate of [MERGER EXCHANGE RATIO] shares of Common Stock per Preferred Share converted (the "CONVERSION RATIO"). The shares of Common Stock issuable upon conversion of the Preferred Shares shall be referred to herein as the "CONVERSION SHARES." The Conversion Ratio shall be subject to adjustment pursuant to SECTIONS 8(A) AND (B). For the avoidance of doubt, a Recapitalization Event shall trigger an appropriate adjustment to the Conversion Ratio under SECTION 8(A) AND (B).

             (b) AUTOMATIC CONVERSION. The Preferred Shares shall, automatically and without further action of the holders thereof, convert into a number of fully paid and nonassessable shares of Common Stock based on the Conversion Ratio then in effect at such time that a Recapitalization Event becomes effective under all applicable provisions of the Colorado Business Corporation Act and the Corporation's Articles of Incorporation and Bylaws. As used herein, the term "RECAPITALIZATION EVENT" means a combination of the Corporation's Common Stock on the basis of at least 1-for-12, or a merger with a wholly-owned subsidiary of the Corporation pursuant to which each outstanding share of Common Stock is to be exchanged for no more than 1/12 of a share of common stock of the surviving corporation in such merger.

             (c) CONVERSION MECHANICS. At the effective time of the Recapitalization Event, the rights of the holder of Preferred Shares (other than the right to receive shares of Common Stock upon conversion of the Preferred Shares pursuant to the terms hereof, as such holder) shall cease and such holder shall be treated for all purposes as the record holder of the

Conversion Shares. As promptly as practicable on or after the Recapitalization Event, the Corporation shall issue and cause to be mailed or delivered to such holder a notice stating that a Recapitalization Event has occurred and that the Preferred Shares have been deemed to have converted in accordance with paragraph
(b) of this Section. The Corporation shall not be obligated to issue the shares of Common Stock issuable upon such conversion, however, unless certificates evidencing such Preferred Shares are either delivered to the Corporation or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes agreements satisfactory to the corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of an automatic conversion of the Preferred Shares pursuant to paragraph (b) of this Section, the holders of the Preferred Shares shall surrender the certificates representing the Preferred Shares for which such conversion has occurred to the Corporation and the Corporation shall cause its transfer agent to deliver the shares of Common Stock issuable upon such conversion to the holder within three business days of the holder's delivery of the applicable Preferred Share certificate(s).

         7. PREEMPTIVE RIGHTS. Holders of Preferred Shares shall have no preemptive rights with respect to any future issuances of securities by the Corporation.

         8. OTHER TERMS OF PREFERRED SHARES.

             (d) STOCK SPLIT, STOCK DIVIDEND, RECAPITALIZATION, ETC. If the Corporation, at any time while any Preferred Shares are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Conversion Ratio in effect immediately prior thereto shall be adjusted so that the holder of any Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Preferred Shares been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

             (e) NO IMPAIRMENT. Unless approved in accordance with Section 3 hereof the Corporation will not, by amendment of its Articles of Incorporation or this Certificate of Designation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of Section 8(a) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Shares against impairment.

            (f) NOTICES OF RECORD DATE. In the event that this Corporation shall propose at any time:

            (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus (for avoidance of doubt, the foregoing phrase does not include any stock split or reverse stock split which results in an automatic adjustment of the Conversion Ratio purchase to Section 8(a) above);

            (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

            (iii) to merge  with or into any  other  corporation  (other  than a merger in which the holders of the outstanding voting equity securities of the Corporation immediately prior to such merger hold more than fifty percent (50%) of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock:

                  (1) at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above; and

                  (2) in the case of the matters referred to in (ii) and (iii) above, at least ten (10) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Shares at the address for each such holder as shown on the books of this Corporation and shall be deemed given when so mailed.

                  (g) RESERVATION OF SHARES ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (h) STATUS OF CONVERTED STOCK. In the event any Preferred Shares shall be converted pursuant to Section 6 hereof, (i) the Preferred Shares so converted shall be retired and cancelled and shall not be reissued and (ii) the authorized number of Preferred Shares set forth in Section 1 hereof shall be automatically reduced by the number of Preferred Shares so converted and the number of shares of the Corporation's undesignated Preferred Stock shall be deemed increased by such number.

                  (i) LOSS, THEFT, DESTRUCTION OF PREFERRED SHARES. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of certificates representing Preferred Shares and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably  satisfactory  to the  Corporation,  or,  in  the  case  of any  such mutilation,  upon  surrender  and  cancellation  of the  Preferred  Shares,  the
Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated certificates representing Preferred Shares, new certificates representing Preferred Shares of like tenor.

          IN WITNESS WHEREOF, Email Real Estate.com, Inc. has caused this Certificate to be signed on its behalf, as of this ___ day of __________, 2004.

                           EMAIL REAL ESTATE.COM, INC.



                           By:
                              ---------------------------------------
                               Dan O'Meara
                           Its: President and Chief Executive Officer

                                   SCHEDULE A
                                   ----------

                        HUDSON OUTSTANDING CAPITALIZATION

Authorized Shares of Common Stock:                              15,000,000
Authorized Shares of Preferred Stock:                            5,000,000


Outstanding Shares of Common Stock:                              6,179,829
Shares of Common Stock Issuable Upon
    Exercise of Outstanding Options/Warrants:                    1,311,065
                                                                ----------

Fully-Diluted Common Shares Outstanding:                         7,490,894
                                                                ==========

                                   SCHEDULE B
                                   ----------

                              DISCLOSURE SCHEDULES

                                       OF

                          HUDSON HEALTH SCIENCES, INC.

         Attached hereto are the Disclosure Schedules of Hudson Health Sciences, Inc., a Delaware corporation ("HUDSON"), referred to the Merger Agreement dated as of June 17, 2004 (the "AGREEMENT") by and among Hudson, Email Real Estate.com, Inc. ("EMLR") and EMLR Acquisition Corp. ("EMLR ACQUISITION"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

         Hudson's disclosure schedules are qualified in their entirety by reference to specific sections of the Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of Hudson, except as and to the extent provided in the Agreement.

         Matters reflected in Hudson's disclosure schedules are not necessarily limited to the matters required by the Agreement to be disclosed in the disclosure schedules. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.












                            Dated as of June 17, 2004

                                   SECTION 2.8

                             MATERIAL ADVERSE CHANGE
                             -----------------------

(1) Pursuant to certain promissory notes (the "Notes") issued to Horizon Biomedical Ventures, LLC or Paramount Capital Investments, LLC (collectively, the "Paramount Lenders"), both of which are wholly owned by Lindsay A. Rosenwald, M.D., the Paramount Lenders have loaned to us the aggregate amount of approximately $774,000. The Notes accrue interest at the rate of 5% per annum. Pursuant to a letter agreement dated January 15, 2004, the Notes are payable upon the earlier to occur of the earlier of (a) ten (10) business days following the date on which Hudson has received gross proceeds equal to $5,000,000, in the aggregate, through the sale of debt or equity securities of Hudson in one or more public offerings or private placements, and (b) January 15, 2005. The Notes are summarized below:

--------------------------------------------- -------------------------- --------------------------------------
               HOLDER OF NOTE                       DATE OF NOTE           PRINCIPAL AMOUNT OWED UNDER NOTE

--------------------------------------------- -------------------------- --------------------------------------
1. Horizon Biomedical Ventures, LLC                   10/24/2002                        $8,393.68

--------------------------------------------- -------------------------- --------------------------------------
2. Horizon Biomedical Ventures, LLC                   11/21/2002                        $9,807.11

--------------------------------------------- -------------------------- --------------------------------------
3. Horizon Biomedical Ventures, LLC                   12/27/2002                       $12,756.01

--------------------------------------------- -------------------------- --------------------------------------
4. Paramount Capital Investments, LLC                 1/27/2003                          $959.27

--------------------------------------------- -------------------------- --------------------------------------
5. Paramount Capital Investments, LLC                 1/30/2003                       $111,054.20

--------------------------------------------- -------------------------- --------------------------------------
6. Paramount Capital Investments, LLC                 2/28/2003                         $3,926.81

--------------------------------------------- -------------------------- --------------------------------------
7. Paramount Capital Investments, LLC                 3/13/2003                           $600.00

--------------------------------------------- -------------------------- --------------------------------------
8. Paramount Capital Investments, LLC                 3/25/2003                         $3,817.35

--------------------------------------------- -------------------------- --------------------------------------
9. Paramount Capital Investments, LLC                 4/14/2003                        $50,000.00

--------------------------------------------- -------------------------- --------------------------------------
10. Paramount Capital Investments, LLC                4/23/2003                           $305.00

--------------------------------------------- -------------------------- --------------------------------------
11. Paramount Capital Investments, LLC                5/16/2003                        $50,000.00

--------------------------------------------- -------------------------- --------------------------------------
12. Paramount Capital Investments, LLC                8/14/2003                        $50,000.00

--------------------------------------------- -------------------------- --------------------------------------
13. Paramount Capital Investments, LLC                10/30/2003                       $50,000.00

--------------------------------------------- -------------------------- --------------------------------------
14. Paramount Capital Investments, LLC                 12/3/2003                      $200,000.00

--------------------------------------------- -------------------------- --------------------------------------
15. Paramount Capital Investments, LLC                12/19/2003                       $125,000.00

--------------------------------------------- -------------------------- --------------------------------------
16. Paramount Capital Investments, LLC                1/29/2004                       $125,000.00

--------------------------------------------- -------------------------- --------------------------------------

(2) On February 19, 2004, Hudson completed a private placement of 1,987,846 shares of its common stock at a per share price of $2.375. Paramount BioCapital, Inc. (f/k/a Paramount Capital, Inc.) acted as placement agent in connection with the private placement, for which it received aggregate commissions of $326,979.40 (not including a $10,000 expense allowance), plus 5-year warrants to purchase an aggregate of 196,679 shares of Hudson common stock at an exercise price of $2.61.

                              [continued next page]

(3) Hudson has hired several employees since December 31, 2003. The following table sets forth the name of each such new employee, and their respective title(s), salary and other compensation, and option awards:

                                                                       BONUS &         NO. OF OPTION
NAME                              TITLE            SALARY ($)      OTHER COMP ($)         SHARES
Jonathan P. Serbin       CFO/VP of Admin.            175,000           25,000(1)         100,000
Fred Vitale              VP-Bus. Development         175,000           40,000(2)         100,000
Lin Pei                  Director of Research        125,000           10,000(3)          40,000
John Iparraguirre        Controller                   85,000                 0            20,000















----------------------------------
(1) Represents signing bonus. Also eligible for periodic incentive bonuses upon the achievement of milestones to be determined by CEO, not to exceed $50,000.

(2) Represents signing bonus. Also eligible for periodic incentive bonuses upon the achievement of milestones to be determined by CEO not to exceed $50,000.

(3) Represents signing bonus.

                                   SECTION 2.9
                           ORDINARY COURSE OF BUSINESS
                           ---------------------------


See Section 2.8 of this Exhibit B.

                                 SECTION 2.10
                             LIABILITIES AND CLAIMS
                             ----------------------


See item (1) in Section 2.8 of this Exhibit B.

                                  SECTION 2.16

                              CERTAIN TRANSACTIONS

See item (3) of Section 2.8 of this Exhibit B.

                                  SECTION 2.20
                             RELATED PARTY CONTRACTS
                             -----------------------


See item (1) in Section 2.8 of this Exhibit B.

                                  SECTION 2.22
                                  BENEFIT PLANS
                                  -------------


(1) Hudson maintains a 401(k) Plan with Fidelity Investments, as trustee, for its employees.

(2)   Hudson maintains a Stock Option Plan, adopted on October 10, 2003.

                                  SCHEDULE 2.24
                                  FINDER'S FEES
                                  -------------


         Hudson is obligated to pay a fee of $50,000 to Haggai Ravid (or his affiliates or assigns) upon the Effective Date.

                                   SCHEDULE C
                                   ----------

                              DISCLOSURE SCHEDULES

                                       OF

            EMAIL REAL ESTATE.COM., INC. AND EMAIL ACQUISITION CORP.

         Attached hereto are the Disclosure Schedules of Email Real Estate.com, Inc., a Colorado corporation and Email Acquisition Corp. a Delaware corporation ("Company" or "EMLR"), referred to in the Agreement and Plan of Merger dated as of June 17, 2004 (the "Agreement") by and among Hudson Health Sciences, Inc. a Delaware corporation, Email Acquisition Corp. and Email Real Estate.com, Inc. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

         Matters reflected in these disclosure schedules are not necessarily limited to the matters required by the Agreement to be disclosed in the disclosure schedules. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.










                            Dated as of June 17, 2004

                           EMAIL REAL ESTATE.COM, INC.


                                   SECTION 4.1
                          ORGANIZATION; CAPITALIZATION
                          ----------------------------

The number of outstanding shares of EMLR Common Stock is subject to adjustment as provided in that certain Common Stock Purchase Agreement dated June 16, 2004 by and among EMLR, The Washington Trust, R&R Biotech Partners, LLC, Turquoise Partners, LLC and Chase Financing, Inc. and the "Escrow Agreement" described therein.

                                   SECTION 4.8
                              FINANCIAL STATEMENTS
                              --------------------

         The financial statements of EMLR are true and correct.


         The Company is now a fully reporting company under Section 12(g) of the Securities Exchange Act.

                                  SECTION 4.12
                                     ASSETS
                                     ------

The Company has no leases and no assets other than cash and the website which it built for its business and which is no longer operative.

SECTION 4.21


                           RELATED PARTY TRANSACTIONS
                           --------------------------

None

                                  SECTION 4.23
                                  BENEFIT PLANS
                                  -------------

None

                             EMAIL ACQUISITION CORP.

No exceptions

                                  SCHEDULE 2.6
                             FOREIGN QUALIFICATIONS

Hudson is qualified as a foreign corporation in the State of California.

                                  SCHEDULE 2.14
                               MATERIAL CONTRACTS

1.       See promissory notes described in Section 2.8 of Exhibit B.

2.       See items listed in Section 2.22 of Exhibit B.

3.       Employment  Agreements between Hudson and each of Mark J. Ahn, Jonathan
         P. Serbin and Fred Vitale.

4. Subscription agreements, registration rights agreement and escrow agreement to be entered into by Hudson in connection with the Private Placement.

5. Exclusive License Agreement among Hudson, Yale University and SUNY dated February 4, 2004.

6. PT 523 License Agreement among Hudson, Dana Farber Cancer Institute, Inc. and Ash Stevens, Inc. dated on or about December 19, 2002.

7. Office Lease dated December 1, 2003 between Hudson and Kashiwa Fudosan America, Inc.

                                  SCHEDULE 2.18
                              INTELLECTUAL PROPERTY

1. Pursuant to that certain PT 523 License Agreement among Hudson, Dana Farber Cancer Institute, Inc. ("DFCI") and Ash Stevens, Inc. dated on or about December 19, 2002, Hudson has the exclusive worldwide license (subject to a non-exclusive license to the United States of America) to utilize certain technology and know-how related to the following patent rights:

         (a) U.S. Patent No. 4,767,761 entitled "Omithine Derivatives and their Use as Methotrexate Resistant Cell Inhibitions," issued as of August 30, 1988 to DFCI;

         (b) U.S. Provisional Patent Application, Serial No. 60/376,615 entitled "Pharmaceutically Active Omithine Derivatives, Ammonium Salts Thereof and Methods of Making Same" filed April 30, 2002 and applications derived therefrom, including continuations, any claim(s) in any continuation-in-part to the extent that the claims are directed to subject matter specifically described in USSN 60/376,615 and entitled to priority date of the application under 35 U.S.C. ss. 120, divisionals, substitutions, and any patents issuing thereon; any reissuances, reexaminations or extensions of the patents; and any foreign counterparts of the patent application. Patent application, Serial No. 60/376,615, is jointly owned by DFCI and Ash Stevens.

2. Pursuant to that certain Exclusive License Agreement among Hudson, Yale University ("Yale") and The Research Foundation of the State University of New York ("SUNY") dated February 4, 2004, Hudson has an exclusive, worldwide license to the following patents or patent applications:

CNTRY          TITLE (ASSIGNEE)                                              APPLNNO        FILEDATE   PATENTNO   ISSUEDATE  STATUS
United States  5-Ioso 2-Pyrimidinone Nucleoside (FOUNDATION)                                          4,895,937     1/23/90  Issued
Canada         Determination of prodrugs metabolizable by the liver and     2,103,050      5/15/1992                         Pending
               therapeutic use thereof (YALE)

 European      Determination of prodrugs metabolizable by the liver and   92912221.6-1216  5/15/1992                         Pending
               therapeutic use thereof (YALE)

  Ireland      Determination of prodrugs metabolizable by the liver and     IR 92/1581     5/15/1992                         Pending
               therapeutic use thereof (YALE)

  Israel       Determination of prodrugs metabolizable by the liver and     101,879        5/15/1992    101,879   5/15/1992  Issued
               therapeutic use thereof (YALE)

  Japan        Determination of prodrugs metabolizable by the liver and     92/500240      5/15/1992                         Pending
               therapeutic use thereof (YALE)

South Korea    Determination of prodrugs metabolizable by the liver and     245252         5/15/1992     245252  11/27/1999  Issued
 (Republic of  therapeutic use thereof (YALE)
               Korea)

 United States Determination of prodrugs metabolizable by the liver and  08/146,164      4/19/1994    5,728,684   3/17/1998  Issued
               therapeutic use thereof (YALE)

  Israel       Determination of prodrugs metabolizable by the liver and     121,375        7/23/1997    121,375   8/13/1999  Issued
               therapeutic use thereof (YALE)